UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MOSYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2309 Bering Drive

San Jose, CA 95131

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc. (the “Company”) to be held August 23, 2019, at 11:00 a.m., local time, at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2019 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Daniel Lewis
Daniel Lewis
Chief Executive Officer and President

First mailed to stockholders

on or about July 8, 2019

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MOSYS, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoSys, Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc., a Delaware corporation (the “Company”), will be held August 23, 2019, at 11:00 a.m., local time, at the Company’s corporate headquarters located at 2309 Bering Drive, San Jose, California 95131, for the following purposes:

1.    To elect four members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Daniel Lewis, Scott Lewis, Robert Y. Newell and Daniel J. O’Neil;

2.    To ratify our Audit Committee’s appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.    To approve the adoption of the 2019 Stock Incentive Plan; and

4.    To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on June 27, 2019 are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection at our principal office.

You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have submitted your proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel Lewis
Daniel Lewis
Chief Executive Officer and President

San Jose, California

July 3, 2019

MOSYS, INC.

2309 Bering Drive

San Jose, California 95131

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of MoSys, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters located at 2309 Bering Drive, San Jose, California 95131 on August 23, 2019, at 11:00 a.m., and any adjournments of the Annual Meeting. Unless the context otherwise requires, the “Company,” “MoSys,” “we,” “us” and similar terms refer to MoSys, Inc.

If you need directions to the location of the Annual Meeting, please contact us at (408) 418-7500.

This Proxy Statement and the accompanying proxy card are being mailed on or about July 8, 2019 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to our transfer agent or submit voting instructions electronically by using the telephone or Internet and following the instructions provided on the proxy card. An automated system administered by our transfer agent tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast in person at the Annual Meeting.

Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting on a proposal, including brokers holding customers’ shares of record, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

The voting requirements for the proposals that we will consider at the Annual Meeting are:

•

Proposal 1—Election of Directors. Directors are elected by a plurality, and the four directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted “FOR” the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

•

Proposal 2—Ratification of Appointment of BPM LLP as Independent Registered Public Accounting Firm. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

•

Proposal 3— Approval of the 2019 Stock Incentive Plan. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will constitute approval of this proposal.

Abstentions and Broker Non-Votes. Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker “non-vote” will be counted as present and, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, we believe that Proposal No. 2 (the ratification of appointment of BPM LLP as our independent registered public accounting firm for the 2019 audit) is a routine matter under these rules. As such, brokers that do not receive instructions from the beneficial owners of the shares should be entitled to vote in their discretion on Proposal No. 2.

Broker non-votes are considered present but not entitled to vote. Because broker non-votes are excluded from the tabulation of votes cast on each proposal they will not affect the outcome of the vote on any of the proposals at the Annual Meeting as to which the brokers lack voting discretion. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1. However, an abstention will have the same effect as a vote “against” the ratification of the appointment by the Audit Committee of BPM LLP as our independent registered public accounting firm for the 2019 audit under Proposal No. 2 and the approval of the 2019 Stock Incentive Plan under Proposal 3 because a vote in favor of these proposals from a majority of the shares present in person or by proxy and entitled to vote is needed for approval.

Special Note Regarding Shares Held in Broker Accounts. If you hold your shares through a broker, bank or other nominee, it is critical that you submit a legal proxy or voting instructions if you want your shares to be counted. If you hold your shares through a bank, broker or other nominee, and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal Nos. 1 and 3. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2), and your shares may still be counted for purposes of determining if a quorum is present.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy card is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Daniel Lewis, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management’s recommendations on Proposals Nos. 1, 2 and 3, which are described in detail elsewhere in this Proxy Statement, except with respect to broker non-votes. In addition, all properly completed and timely returned or electronically submitted proxy cards that have been voted FOR item 4, or which reflect no vote regarding item 4 on the proxy card, will be voted by the proxyholders in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

Only holders of our common stock at the close of business on June 27, 2019, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 43,233,396 shares of common stock outstanding, each with one vote per share.

The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this Proxy Statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they my forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Equiniti Trust Company to assist in the distribution of proxies for a fee estimated to be approximately $3,500 plus reasonable out-of-pocket expenses. We may also decide to engage the services of a private proxy solicitor and incur fees of up to approximately $25,000. Copies of our 2018 Annual Report on Form 10-K filed with the SEC on March 12, 2019 are being mailed to stockholders with this Proxy Statement and these documents can also be viewed on the investors section of our website, www.mosys.com. Additional copies of our 2018 Annual Report on Form 10-K, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e-mail to priv_ir@mosys.com or by written request addressed to: MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Investor Relations.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to our secretary, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to MoSys, Inc., 2309 Bering Drive, San Jose, California 95131, Attention: Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD AUGUST 23, 2019

This Proxy Statement, the proxy card and our 2018 Annual Report on Form 10-K are available at www.mosys.com/proxy/proxymaterials.html.

BOARD OF DIRECTORS

Directors

Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of four directors. In August 2018, Stephen Domenik resigned from our board of directors, and, in December 2018, Leonard Perham declined to stand for re-election at the 2018 Annual Meeting of Stockholders and ceased to be a director of ours. Also, in August 2018, Daniel Lewis became our chief executive officer and president, and remained on our board of directors. In October 2018, Scott Lewis and Robert Y. Newell were appointed to our board of directors to fill existing vacancies. Each director is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors, including the four nominees to be elected at the Annual Meeting, and certain information about each of them, are set forth below.

Name	Age	Position(s) with the Company
Daniel Lewis	70	Chief Executive Officer, President and Director*
Scott Lewis(1)	63	Director*
Robert Y. Newell(1)(2)	70	Director*
Daniel J. O’Neil(1)(2)	48	Director*

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
*	Nominee for director at the Annual Meeting.

The principal occupations and positions for at least the past five years of our directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Daniel Lewis. Mr. Lewis was appointed to the board of directors in September 2017, and has served as our president and chief executive officer since August 2018. He has served as the managing member and an owner of GMS Manufacturing Solution LLC, which provides engineering services to manufacturing companies, since 2013. From 2001 to 2013, Mr. Lewis served as chief executive officer of View Box Group, LLC, which provides management consulting services to small businesses. Prior to 2001, he previously served as vice president of worldwide sales at both Xicor, Inc. and Integrated Device Technology, Inc. Mr. Lewis has also held various sales and technical positions with Accelerant Networks, Inc. Intel Corporation, Zilog, Inc. and Digital Equipment Corporation. Mr. Lewis holds a B.S. in Electrical Engineering from the University of Michigan. We believe that Mr. Lewis’s qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor, computer and networking industries. He brings strategic and operational insight to the board of directors.

Scott Lewis. Mr. Lewis was appointed to our board of directors in October 2018. He brings more than 40 years of design, sales, and product and corporate marketing experience with technology and semiconductor companies. He is not related to our chief executive officer. Since February 2018, Mr. Lewis has been serving as executive marketing strategist at United Silicon Carbide, Inc., a leader in the silicon carbide power device market. Previously, he held multiple corporate and product-line marketing leadership positions at Maxim Integrated Products, Inc., Global Foundries, Ltd., Cadence Design Systems, Inc., Intersil Corp., Xilinx, Inc. and Integrated Device Technology, Inc. Mr. Lewis holds a B.S. in Electrical Engineering Technology from DeVry Institute of Technology. We believe that Mr. Lewis’s qualifications to serve on the board of directors include his extensive business experience with over 40 years of design, sales, product and corporate marketing experience in high-technology industries, primarily in management positions at several companies in the semiconductor industry. He also can provide the board with valuable insight into sales and customer management relevant to our business.

Robert Y. Newell. Mr. Newell was appointed to our board of directors in October 2018. He is currently a consultant and advisor to emerging technology and healthcare companies, having held financial management positions with technology and healthcare companies in Silicon Valley for over 25 years. From 2003 to 2018, Mr. Newell was CFO of Dextera Surgical Inc., a developer of advanced stapling devices and automated medical systems. In December 2017, after entering into an agreement to sell substantially all of its assets, Dextera Surgical, Inc. filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Mr. Newell served on the board of directors of ARI Network Services, Inc., a leading supplier of SaaS and data-as-a-service solutions, from 2012 to 2017. Previously, Mr. Newell served as CFO of Omnicell, Inc., a hospital supply and medication management company, and held executive positions with the Beta Group, LLC and Cardiometrics, Inc. Prior to his business career, he was a pilot in the United States Air Force. Mr. Newell holds a BA in mathematics from the College of William & Mary and an MBA from Harvard Business School. We believe that Mr. Newell’s qualifications to serve on the board of directors include his substantial financial and public-company experience, as he has served as chief financial officer at multiple medical device and other technology companies. He also has previous experience serving as a director on public-company boards of directors.

Daniel O’Neil. Mr. O’Neil was appointed to our board of directors in September 2017 and has served as a partner at Acme Strategy, LLC, a provider of strategic consulting and advisory services, which he founded, since 2010. From 2008 to 2010, he served as an investment banker at Signal Hill Capital Group LLC. Prior to 2008, Mr. O’Neil held business development and investment banking positions at Energy Services Group, Deutsche Bank AG and BT Alex. Brown. Mr. O’Neil holds an AB from Harvard College and an MBA from the Stanford University Graduate School of Business. We believe that Mr. O’Neil’s qualifications to serve on the board of directors include his extensive business experience and expertise in corporate finance and strategy, including experience gained both as an investment banker and corporate consultant primarily focused on the semiconductor and electronics industries. In the past, Mr. O’Neil has provided financial advisory services to us. He also brings to our board extensive knowledge of the semiconductor industry, along with deep experience in transactional processes, mergers and acquisitions, and deal financing for a wide range of transactions.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of the current directors, with the exception of Daniel Lewis, is “independent,” as defined by the listing rules of the NASDAQ Stock Market, or Nasdaq, and the rules and regulations of the Securities and Exchange Commission, or SEC. Our board of directors has standing Audit and Compensation Committees, each of which is comprised solely of independent directors in accordance with the Nasdaq listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the members of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Scott Lewis, Robert Y. Newell and Daniel J. O’Neil are the current members of the Audit Committee. All are independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. O’Neil serves as the chairman and has been designated by the board of directors as the “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the Exchange Act. That status does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however. The Audit Committee has delegated authority to Mr. O’Neil for review and approval of non-audit services proposed to be provided by our independent registered public accounting firm.

Compensation Committee

Robert Y. Newell and Daniel J. O’Neil are the current members of the Compensation Committee, with Mr. Newell serving as the chairman. The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity incentive and stock purchase plans. The responsibilities of our Compensation Committee are described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Nominations Process

We do not have a nominating committee. Instead of having such a committee, our board of directors historically has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

All of our director nominees have expressed their willingness to continue to serve as our directors. When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as a director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary business backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. We applied these criteria for identifying the two directors added to our board of directors in October 2018. We were pleased to find these two qualified candidates willing to serve on our board of directors. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2020 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our secretary within the time periods discussed elsewhere in this proxy statement under the heading “Stockholder Proposals for 2020 Annual Meeting.” The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•	The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Board Leadership Structure

Our bylaws provide the board of directors with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chairman or lead independent director. From time to time, each of the independent directors works with Daniel Lewis to perform a variety of functions related to our corporate governance, including coordinating board of directors activities, setting the agenda for meetings (in consultation with Daniel Lewis, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee oversees critical matters such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Each of these committees consists entirely of independent directors.

Risk Oversight

The board of directors is actively involved in the oversight of risks, including strategic, credit, liquidity, operational and other risks, which could affect our business. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, in addition to the oversight matters described in the preceding paragraph, the Audit Committee also assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management’s monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also periodically through other written and oral communications.

Stockholder Communications with the Board

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o MoSys, Inc., 2309 Bering Drive, San Jose, California 95131. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required. Mr. Lewis, our president and chief executive officer, attended the 2018 Annual Meeting of Stockholders.

Meetings of the Board and Committees

During 2018, there were 12 meetings of the board of directors, four meetings of the Audit Committee and three meetings of the Compensation Committee. Each director attended 100% of the total number of meetings of the board of directors, and the Audit Committee and Compensation Committee members attended 100% of the respective committee meetings. The board of directors also acted at times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law.

Compensation Committee Interlocks and Insider Participation

During 2018, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Newell and O’Neil, the current Compensation Committee members, and Mr. Domenik, who served on the Compensation Committee during 2018 until his resignation from our board of directors in August 2018, were not officers or employees of ours during 2018 or at any other time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2018 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2018, except that Scott Lewis failed to timely file a Form 3 to register as a reporting person in October 2018.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

The code of ethics is available on our website, www.mosys.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer or Chief Financial Officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors in 2018:

Name	Fee Compensation ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(1)(2)	All Other Compensation	Total ($)
Daniel Lewis(3)	22,500	23,200	3,350	—	49,050
Leonard Perham(4)	7,500	—	—	—	7,500
Scott Lewis(5)	7,500	—	—	—	7,500
Bob Newell(5)	7,875	—	—	—	7,875
Daniel O’Neil	33,000	23,200	3,350	—	59,550
Stephen L. Domenik(6)	23,625	23,200	—	—	46,825

(1)

Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2018 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our non-employee directors. Restricted stock unit award amounts consist of: awards granted to Messrs. Domenik, Lewis and O’Neil on February 1, 2018 for 20,000 shares each. Option award amounts consist of: options granted to Messrs. Lewis and O’Neil on January 4, 2018 to purchase 20,000 shares each.

(2)	As of December 31, 2018, our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Daniel J. O’Neil, 100,000.
(3)	Mr. Lewis became our president and chief executive officer in August 2018.
(4)	Mr. Perham served as a non-employee director from August 2018 until he left our board of directors in December 2018.
(5)	Messrs. Lewis and Newell joined our board of directors in October 2018.
(6)	Mr. Domenik resigned from our board of directors in August 2018.

Director Fee Compensation

The challenges our business has faced have made it challenging for us to attract new non-employee directors. Nasdaq and SEC regulations require that a majority of the directors on our board of directors and its committees be independent, non-employee directors, as defined by each entity. In 2017, our board of directors authorized the following annual cash retainer fees, payable in quarterly installments, for our non-employee directors to further compensate them for their service on our board of directors and, as applicable, for service as chairperson of a committee of our board of directors:

•	$30,000 for service on the board of directors;

•	$3,000 for service as chairperson of the Audit Committee; and

•	$1,500 for service as chairperson of the Compensation Committee.

We believe implementing the retainer fees was necessary to allow us to attract qualified director candidates and was more representative of how other small, public companies compensate their directors. In addition, to these retainer fees, we believe it is essential to offer meaningful equity awards as an incentive for service by our non-employee directors.

Director Equity Compensation

Our Amended and Restated 2010 Equity Incentive Plan (the “Equity Plan”) permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 each year for each non-employee director, to be covered by annual option grants or other awards for each year of service on our board. The awards are to be granted at the first regular meeting of the board of directors following the date of each annual meeting of stockholders and vest in full on the first anniversary of the grant date, subject to continuous service during the period. The Equity Plan also provides that each non-employee director shall be granted an award to acquire up to 120,000 shares upon his or her initial appointment or election to our board of directors, vesting over a four-year period at the rate of one fourth of the total number of shares each year, subject to the non-employee director’s continuous service on the board, with the exercise price of the award equal to 100% of the fair market value of a share of common stock on the date that he becomes a director. The Equity Plan also provides that each non-employee director shall be granted an award to purchase up to 20,000 shares for his or her role as chairperson of the Compensation and Audit Committees. The Equity Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board. The board of directors did not exercise this discretion in 2018. The exercise price per share under each option grant is equal to the fair market value of a share of our common stock on the date of grant on the principal trading market for our common stock at the time of grant, which is the Nasdaq Capital Market, or the Nasdaq CM. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all director options would accelerate as to 100% of the unvested shares subject to the award. All awards to directors have a term of no more than six years.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

The information presented below has been modified to reflect the impact of a 1-for-10 reverse stock split effected February 16, 2017.

Overview of Compensation Program

The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws.

The compensation received by our named executive officers in fiscal year 2018 is set forth in the Summary Compensation Table, below. For 2018, the named executive officers included Leonard Perham, President and Chief Executive Officer until his resignation in August 2018, Daniel Lewis, President and Chief Executive Officer effective August 2018, James Sullivan, Vice President of Finance and Chief Financial Officer, and John Monson, Vice President of Marketing and Sales until his resignation in October 2018.

Compensation Philosophy

In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success, the executive’s personal performance and increases in stockholder value, as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for us to:

•	supply high-value and high-quality integrated circuit solutions to our customer base;

•	achieve or exceed our annual financial plan and be profitable;

•	make continuous progression towards achieving our long-term strategic objectives to be a high-growth company with growing profitability; and

•	increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

The chief executive officer (CEO) makes recommendations for equity and non-equity compensation for executives to be approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO’s recommendations. The Compensation Committee evaluates the compensation of the CEO on its own without the participation or involvement of the CEO. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

•	base salary;

•	annual incentive compensation; and

•	equity awards.

In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. Our widespread use of long-term compensation consisting of stock options and restricted stock units (RSUs) focuses recipients on the achievement of our longer-term goals and conserves cash for other operating expenses. For example, the RSUs granted to our executives in 2017 vest in increments over one and one-half years and will fully vest in 2019, and the stock options and RSUs granted to our non-executive employees generally vest in increments ranging from 18 months to 36 months from the date of grant. The Compensation Committee does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi-year vesting schedules helps to align our employees’ interests even more closely with those of our long-term investors.

Base Salary

Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. The Compensation Committee takes into account the executive’s scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive’s base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2018. In August 2018, upon the recommendation of Mr. Perham, our previous chief executive officer, the Compensation Committee authorized a base salary of $250,000 for Mr. Lewis in connection with his appointment as our new chief executive officer. In September 2018, upon the recommendation of Mr. Lewis, the Compensation Committee awarded Mr. Sullivan a 1.2% increase in annual base salary, retroactive to July 1, 2018, thereby increasing his salary to $250,000. Mr. Sullivan had previously received a salary increase in 2017. The Compensation Committee determined that the increase was warranted based on the executive’s performance and increases in the cost of living.

Annual Incentive Compensation

In September 2017, the Compensation Committee implemented a bonus plan for Messrs. Sullivan and Monson providing for bonuses of 15% and 5%, respectively, of their base salary. The Compensation Committee determined that these bonuses were warranted based on the executives’ performance and increases in the cost of living, as the executives did not receive any salary increases in 2016. These bonuses were paid during 2017 and 2018.

In November 2018, the Compensation Committee authorized a bonus for Mr. Sullivan of 20% of his base salary. The Compensation Committee determined that this bonus was warranted based on Mr. Sullivan’s performance.

Equity Awards

Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. The Equity Plan enables us to grant equity awards, as well as other types of stock-based compensation, to our executive officers and other employees. The Compensation Committee reviews and approves all equity awards granted under the Equity Plan to the named executive officers. We grant equity awards to achieve retention and motivation:

•	upon the hiring of key executives and other personnel;

•	annually, when we review progress against corporate and personal goals; and

•	when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Compensation Committee’s approval, we grant options to purchase shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The Compensation Committee has determined the size of the initial option grants to newly hired executives with reference to option grants held by existing executives, the percentage that such grant represents of our total shares outstanding and hiring negotiations with the individual. In addition, the Compensation Committee would consider other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

Typically, when we hire an executive, the options vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and with respect to 1/48th of the shares monthly thereafter. The options granted to executives in connection with annual performance reviews typically vest monthly over a three-to-four-year period, and RSUs granted typically vest annually over a period of from one-to-three years, as the Compensation Committee may decide. As matters of policy and practice we grant stock options with an exercise price equal to fair market value, although the Equity Plan allows us to use a different exercise price. In determining fair market value, we use the closing price of the common stock on the Nasdaq CM, on the grant date.

Historically, no employee has been eligible for an annual performance grant until the employee has been employed for at least six months. Annual performance reviews are generally conducted in the first half of each fiscal year. Our CEO conducts the performance review of all other executives, and makes his recommendations to the Compensation Committee. The Compensation Committee also reviews the CEO’s annual performance and determines whether he should receive additional equity awards. Aside from equity award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives during the year. The board of directors and Compensation Committee have not adopted a policy with respect to setting the dates of award grants relative to the timing of the release of material non-public information. Our policy with respect to prohibiting insider trading restricts sales of shares during specified black-out periods, including at all times that our insiders are considered to possess material non-public information.

In determining the size of equity awards in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive’s current position with and responsibilities to us, and current and past equity awards to the executive.

While only the board of directors or the Compensation Committee may approve options or other equity-based compensation to our executives, the board of directors has authorized the CEO to approve option grants to employees at the senior director level and below for the purchase of not more than 100,000 shares by any employee during any calendar year. All such grants must be consistent with equity incentive guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the common stock on the Nasdaq CM on the date of grant.

Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees’ performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017. However, certain remuneration is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based,” as defined in Section 162(m) of the Code, and subject to a “written binding contract” in effect as of November 2, 2017 that is not later modified in any material respect. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. None of the compensation paid to our covered executive officers for the year ended December 31, 2018 that would be taken into account for purposes of Section 162(m) exceeded the $1 million limitation for 2018. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will satisfy such requirements. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say-on-Pay

In 2017, we gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our annual stockholder meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of stockholders indicated approval of the compensation of the named executive officers, with approximately 90% of the shares that voted on such matter voting in favor of the proposal. Additionally, stockholders were asked to approve, on an advisory basis, in favor of having a stockholder vote to approve the compensation of the Company’s named executive officers every three years. A majority of stockholders indicated approval of having a stockholder vote to approve the compensation of the Company’s named executive officers every three years, with approximately 60% of the shares that voted on such matter voting in favor of the proposal. Based on these results and consistent with the previous recommendation and determination of its board of directors, the Company will hold non-binding advisory votes on executive compensation every three years until the next vote on the frequency of the stockholder advisory vote on executive compensation.

In light of the results of the advisory vote, the Compensation Committee has continued to apply principles that were substantially similar to those applied historically in determining compensation policies and decisions and did not make any significant changes to executive compensation decisions and policies with respect to 2018 executive compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in our Proxy Statement for the Annual Meeting. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the Annual Meeting.

The Compensation Committee of the Board of Directors:

Robert Y. Newell (Chairman)

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2018 and 2017 for each of our named executive officers.

Name and principal position	Year	Salary ($)	Stock Option Awards ($)(1)		Restricted Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		Total ($)
Leonard Perham(2)	2018	101,446	—		—		—		101,446
Chief Executive Officer & President	2017	150,000	—		—		—		150,000
Daniel Lewis	2018	99,432	3,350	(3)	23,200	(3)			125,982
Chief Executive Officer & President									—
James Sullivan	2018	248,496	—		—		56,175	(5)	304,671
Chief Financial Officer & Vice President of Finance	2017	240,990	—		32,200		37,050	(5)	310,240
John Monson(4)	2018	194,989	—		—		25,000	(4)
Vice President of Marketing & Sales							5,644	(5)	225,633
	2017	225,750	—		32,200		45,600	(4)
							11,288	(5)	314,838

(1)

Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2018 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)	Mr. Perham resigned as our president and chief executive officer in August 2018.
(3)	Granted in his capacity as a director, prior to his hire as our chief executive officer in August 2018.
(4)

Mr. Monson earned the amounts listed for him in the non-equity incentive plan compensation column for performance pursuant to a sales incentive plan. He resigned as our vice president of sales and marketing in October 2018.

(5)	Earned as bonuses in 2018 and 2017, as indicated.

GRANTS OF PLAN-BASED AWARDS

We did not grant plan-based awards in 2018 to our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date(1)	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)
Daniel Lewis	26,667	(2)	53,333	—	0.75	10/19/2023	—		—
	6,667	(3)	13,333	—	1.28	1/4/24	—		—
	—		—	—	—	—	20,000	(4)	3,326	(5)
James Sullivan	6,000	(6)	—	—	20.50	3/30/25
	—		—	—	—	—	3,333	(7)	554	(5)
	12,277	(8)	3,508	—	7.20	8/23/26	—		—
	—		—	—	—	—	11,666	(9)	1,940	(5)

(1)

The standard option term is generally six to ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant.

(2)

The stock option was granted on October 19, 2017 for service as a non-employee director, and the shares subject to this option vest annually over three years beginning September 26, 2018 subject to continued employment (or service as a director or consultant).

(3)

The stock option was granted on January 4, 2018 for service as a non-employee director, and the shares subject to this option vest annually over three years beginning September 26, 2018 subject to continued service as an employee, director or consultant.

(4)	The shares subject to each restricted stock unit grant vest on February 1, 2019 subject to continued employment (or service as a director or consultant).
(5)	The amount is calculated using the Company’s closing price of $0.1663 per share of common stock on December 31, 2018.
(6)	The stock option was granted on March 30, 2015, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).
(7)	The shares subject to each restricted stock unit grant vest annually over a three-year period commencing on March 1, 2017 subject to continued employment (or service as a director or consultant).
(8)

In August 2016, officers tendered their eligible options and received new options at a rate of 1 replacement option share for each 1.75 option shares tendered. The stock option was granted on August 23, 2016, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

(9)

The shares subject to each restricted stock unit grant vest in three equal installments on January 31, 2018, July 31, 2018 and January 31, 2019 subject to continued employment (or service as a director or consultant).

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired and aggregate dollar amount realized pursuant to the exercise of options and vesting of stock awards by our named executive officers during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
James Sullivan	—	—	15,600	18,267
John Monson(2)	—	—	14,067	15,967

(1)	The aggregate dollar value realized upon vesting represents the closing price of a share of common stock on the Nasdaq CM at the date of vesting, multiplied by the total number of shares vested.
(2)	Mr. Monson resigned as our vice president of sales and marketing in October 2018.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS

In 2016, our Compensation Committee adopted our Executive Change-in-Control and Severance Policy (the “Policy”). The benefits provided by the Policy are intended to encourage the continued dedication of our executive officers and to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of our named executive officers may not be required by a potential acquirer. The Policy provides for benefits for our named executive officers in the event of a “Change-in-Control,” which is generally defined as:

•	an acquisition of 45% or more of our common stock or voting securities by any “person” as defined under the Exchange Act; or

•

consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a “Business Combination”) other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

Under the Policy, the following compensation and benefits are to be provided to our chief executive officer upon the occurrence of a Change-in-Control, and in the case of our other named executive officers, upon a Change-in-Control combined with a termination of the named executive officer’s employment without cause, or due to disability or resignation for good reason (as defined in the Policy) in connection with the Change-in-Control or within 24 months after it:

•	any base salary earned but not yet paid through the date of termination;

•	any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

•	any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

•

a single lump sum payment equal to the sum of (a) one year of his or her then-current base salary plus (b) the average of his or her annual bonus payments in the preceding three years or such shorter time as he or she has been employed by us (with prorated weighting assigned to any bonus earned for a partial year of employment), which payment will be made within 60 days following the Change-in-Control (in the case of the chief executive officer), or 60 days following the date of employment termination (in the case of all other named executive officers);

•

vesting in 100% of all outstanding equity awards as of the date of the Change-in-Control for the chief executive officer, or as of the date of termination of employment for all other named executive officers;

•	reimbursement of any business expenses incurred by him through the date of termination but not yet paid;

•	reimbursement of the cost of continuation of medical benefits for a period of 12 months; and

•

outstanding equity awards that are structured as stock options, stock appreciation rights or similar awards shall be amended effective as of the date of termination to provide that such awards will remain outstanding and exercisable until the earlier of (a) 12 months following the date of the Change-in-Control for the chief executive officer, or the termination of employment for the other named executive officers and (b) the expiration of the award’s initial term.

Under the Policy, “cause” means the executive’s:

•

willful failure to attend to the executive’s duties that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such failure;

•

material breach of the executive’s then-current employment agreement (if any) that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such breach;

•	conviction of (or plea of guilty or nolo contendere to) any felony or any misdemeanor involving theft or embezzlement; or

•

misconduct resulting in material harm to our business or reputation, including fraud, embezzlement, misappropriation of funds or a material violation of the executive’s Employment, Confidential Information, Invention Assignment and Arbitration Agreement; and

Under the Policy, “good reason” means the occurrence of any of the following conditions without the executive’s consent, but only if such condition is reported by the executive within 90 days of the executive’s knowledge of such condition and remains uncured 30 days after written notice from the executive to the board of directors of said condition:

•

a material reduction in the executive’s then-current base salary or annual target bonus (expressed as a percentage of executive’s then-current base salary), except for a reduction proportionate to reductions concurrently imposed on all other members of the Company’s executive management;

•

a material reduction in the executive’s then-current employee benefits package, taken as a whole, except for a reduction proportionate to reductions concurrently imposed on all other members of executive management;

•

a material reduction in the executive’s responsibilities with respect to our overall operations, such that continuity of responsibilities with respect to business operations existing prior to a corporate transaction will serve as a material reduction in responsibilities if such business operations represent only a subsidiary or business unit of the larger enterprise after the corporate transaction;

•

a material reduction in the responsibilities of the executive’s direct reports, including a requirement for the chief executive officer to report to another officer as opposed to our board of directors or a requirement for any other executive to report to any officer other than our chief executive officer;

•	a material breach by us of any material provision of the executive’s then-current employment agreement (if any);

•

a requirement that the executive relocate to a location more than 35 miles from the executive’s then-current office location, unless such office relocation results in the distance between the new office and Executive’s home being closer or equal to the distance between the prior office and the executive’s home;

•	a failure of a successor or transferee to assume our obligations under this Policy; or

•	a failure to nominate the executive for election as a director, if, at the proper time for nomination, the executive is a member of the board of directors

The information below describes the severance benefits payable to our named executive officers under the Policy as if the Policy had been in effect and a Change-in-Control occurred on December 31, 2018, and the employment of each of our named executive officers was terminated without cause, except as set forth below, immediately following the Change-in-Control:

Name	Base Salary($)(1)	Incentive Plan($)(2)	Continuation of Benefits($)(3)	Stock Option Vesting($)(4)	Stock Award Vesting($)(5)	Total($)
Daniel Lewis	250,000	—	22,783	—	3,326	276,109
James Sullivan	250,000	49,700	22,783	—	2,494	324,977

(1)	Represents cash severance payments based on the executive’s salary at December 31, 2018, in an amount equal to one year of his base salary.
(2)	Represents the average of executive’s annual performance and sales incentive payments in the preceding three years.
(3)	Represents the aggregate amount of all premiums payable for the continuation of the executive’s health benefits for one year, based on the amounts of such premiums at December 31, 2018.
(4)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock on the Nasdaq CM of $0.1663 on December 31, 2018 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(5)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share is considered as the closing price of the common stock on the Nasdaq CM of $0.1663 on December 31, 2018.

If a Change-in-Control occurred on December 31, 2018, under the Policy, the following numbers of option and award shares would have vested immediately as a result of acceleration on December 31, 2018:

Name	Number of Accelerated Option and Award Shares
Daniel Lewis	86,666
James Sullivan	15,174

Employment Agreements

In addition to the agreements containing the Change-in-Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

We also have entered into agreements to indemnify our current and former directors and certain executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 31, 2019 concerning the ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

•	each of our directors;

•	each of the named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of May 31, 2019 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 43,233,396 shares of common stock outstanding as of May 31, 2019.

Unless otherwise stated, the business address of each of our directors and named executive officers listed in the table is 2309 Bering Drive, San Jose, California 95131.

	Amount and Nature of Beneficial Ownership
Name and principal position	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)		Number of Shares Issuable on Exercise of Outstanding Options or Convertible Securities(2)		Percent of Class
Hudson Bay Capital	—		4,758,476	(3)	9.99
Management LP
777 Third Avenue New York, NY 10017
Ingalls & Snyder LLC	1,382,796	(4)	2,919,640	(5)	9.95
1325 Avenue of the Americas New York, NY 10019
Ingalls & Snyder Value Partners L.P.	—		4,111,606	(6)	9.51
1325 Avenue of the Americas New York, NY 10019
Thomas L. Gipson	—		3,402,880	(7)	7.87
1325 Avenue of the Americas New York, NY 10019
Directors and Officers:
Daniel Lewis	90,000		74,998		*
Scott Lewis	—		—		*
Robert Y. Newell	60,000		—		*
Daniel J. O’Neil	20,000		33,332		*
James Sullivan	46,812		36,622		*

All current directors and executive officers as a group (5 persons)	216,812		144,952

*	Represents holdings of less than one percent.
(1)	Excludes shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of May 31, 2019.
(2)	Represents the number of shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of May 31, 2019.
(3)

Hudson Bay Capital Management LP. (“Hudson”) filed a Form 13G with the SEC on February 4, 2019 on behalf of Hudson and Mr. Sander Gerber. These shares are issuable upon exercise of outstanding warrants to purchase shares of common stock. Pursuant to the terms of the warrants, the reporting persons cannot exercise such warrants if the reporting persons would beneficially own, after such exercise, more than 9.99% of the outstanding shares of our common stock.

(4)

In a Form 13G/A filed with the SEC on January 30, 2019, Ingalls & Snyder LLC (“Ingalls”) reported that it had shared dispositive power over all shares and sole voting authority with respect to such shares. These shares include securities owned by clients of Ingalls, a registered broker dealer and a registered investment advisor, in accounts managed under investment advisory contracts.

(5)

The beneficial ownership of Ingalls includes shares of common stock issuable upon conversion of $1,669,158 par amount of our senior secured convertible notes due August 15, 2023, which are held by Ingalls & Snyder Value Partners (“ISVP”), an investment partnership managed under an investment advisory contract with Ingalls, and for which ISVP would have voting and dispositive power if such shares were converted.

(6)

ISVP is an investment partnership managed under an investment advisory contract by Ingalls, a registered broker dealer and a registered investment advisor. Thomas Boucher, a managing director of Ingalls, and

Robert Gipson and Adam Janovic, senior directors of Ingalls, are the general partners of ISVP. Share ownership assumes the conversion of $1,669,158 par amount of our senior secured convertible notes due August 15, 2023 and the exercise of pre-funded warrants to purchase 2,310,776 shares of common stock issued October 4, 2018.
(7)

Share ownership assumes the conversion of $333,831 par amount of our senior secured convertible notes due August 15, 2023 and the exercise of pre-funded warrants to purchase 1,534,476 shares of common stock issued October 4, 2018.

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 1, 2006 and February 8, 2008, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.mosys.com.

During the fiscal year ended December 31, 2018, Stephen Domenik, Scott Lewis, Daniel J. O’Neil and Daniel Lewis served on the Audit Committee and are considered independent as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. Mr. Domenik served on the Audit Committee until his resignation from our board of directors in August 2018. Daniel Lewis resigned from the Audit Committee in August 2018, when he was appointed our president and chief executive officer. Scott Lewis and Robert Y. Newell served on the Audit Committee after their appointment in October 2018.

The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2018 with management and BPM LLP, or BPM, our independent registered public accounting firm. The Audit Committee discussed with BPM matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect. BPM has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed BPM’s independence with members of that firm. The Audit Committee has determined that the rendering of audit and audit-related services by BPM is compatible with maintaining the auditors’ independence.

Based on the discussions with management and BPM concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2018 be included in our Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:

Daniel J. O’Neil

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

NOMINEES

Set forth below, and above under “BOARD OF DIRECTORS—Directors,” is information regarding the four nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Daniel Lewis	Chief Executive Officer, President and Director	2017
Scott Lewis	Director	2018
Robert Y. Newell	Director	2018
Daniel J. O’Neil	Director	2017

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Our Board of Directors recommends a Vote “FOR” the Election of All of the Above Nominees.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2019

We are asking stockholders to ratify and approve the appointment of BPM LLP, or BPM, as our independent registered public accounting firm for the year ending December 31, 2019. BPM has been our independent registered public accounting firm since 2007.

The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. Among other things, the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors.

	2018	2017
Audit Fees(1)	$251	$232
Audit-Related Fees(2)	84	8

Total(3)	$335	$240

(1)

Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)	Audit-related fees consisted of fees related to the issuance of SEC registration statements and sale of common stock.
(3)	BPM did not provide any non-audit or other services other than those reported under “Audit Fees” and “Audit-Related Fees.”

For fiscal 2018 and 2017, all audit and audit-related services provided to us by BPM were pre-approved by the Audit Committee in accordance with the guidelines described above.

In the event the stockholders fail to ratify and approve the Audit Committee’s appointment of BPM, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and the stockholders’ best interests.

Representatives of BPM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the Audit Committee’s appointment of BPM LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019.

PROPOSAL NO. 3:

APPROVAL OF 2019 STOCK INCENTIVE PLAN

At the Annual Meeting, we will request that our stockholders vote in favor of approving the MoSys 2019 Stock Incentive Plan, or the 2019 Plan, which was adopted by our board of directors on June 25, 2019. Under the proposed 2019 Plan, 3,650,000 shares of common stock may be issued or made subject to awards. If approved by our stockholders, the 2019 Plan will replace our Amended and Restated 2010 Equity Incentive Plan, or the 2010 Plan, which, by its terms, prevents us from issuing awards beginning in May 2020. Our board of directors has determined that if the stockholders approve the 2019 Plan at the Annual Meeting, our board of directors will terminate the 2010 Plan immediately after the Annual Meeting. As a result, no future grants of awards will be made under the 2010 Plan, and the remaining balance of the shares available for grant under that plan will be canceled. However, the 2010 Plan will continue to govern prior awards, and the issuance of the shares subject to such awards, until all awards granted under the 2010 Plan have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards. As applicable, figures for reserved shares and shares subject to outstanding awards presented in this section have been adjusted to reflect the 1-for-10 reverse stock split effected in February 2017.

As of May 31, 2019, under the 2010 Plan, we had 628,882 shares currently available for issuance with respect to future awards, which represented approximately 1.5% of our shares of common stock outstanding and approximately 0.8% of our fully diluted shares outstanding, which we have calculated as the sum of (1) total shares of common stock outstanding, (2) shares of common stock subject to existing stock-based compensation awards, (3) shares of common stock exercisable under pre-funded warrants and common stock warrants and (4) shares of common stock issuable upon conversion of $2,749,092 par amount of our 10% senior secured convertible notes due August 15, 2023. The 2010 Plan also provides for an annual increase of 50,000 shares on January 1 of each year, and, under this provision, an additional 50,000 shares would have been added to the 2010 Plan on January 1, 2020. Considering the loss of unused shares under the 2010 Plan, the approval of the 2019 Plan will have the net effect of increasing the number of shares available for issuance under new awards by approximately 2,971,118 shares, which represents 6.9% and 3.1% of total shares outstanding and fully diluted shares outstanding, respectively.

In addition, as of May 31, 2019, under the 2010 Plan, we had 3,776,479 shares of common stock subject to existing stock-based compensation awards, which represented approximately 8.7% of our shares of common stock outstanding and approximately 3.9% of our fully diluted shares outstanding. The shares of common stock subject to existing stock-based compensation awards consisted of the following at May 31, 2019:

•

1,628,479 shares subject to outstanding stock options with a weighted average exercise price of $1.00 per share and of which 280,204 were exercisable and the remaining 1,348,275 vest between now and February 2022; and

•	2,148,000 shares subject to outstanding restricted stock unit awards, which vest between August 2019 and May 2022.

If the 2019 Plan is approved by the stockholders, the total shares subject to existing stock-based compensation awards shares and available for issuance with respect to future awards will be 7,426,479, which represents 17.2% of common stock outstanding and approximately 7.7% of our fully diluted shares outstanding. We recognize the need to balance stockholder concerns over the potentially dilutive effects of the increased number of authorized shares under the proposed 2019 Plan with our ability to attract, motivate, reward and retain our employees and non-employee directors, who are critical to driving our business plan and increasing stockholder value. We believe the dilutive effect of our equity awards has been reasonable and consistent with these essential requirements. We are managing our equity awards closely, and intend to continue doing so. For example, the most recent equity refresh awards we granted to our employees in February 2019, included both options and RSUs that vest over three years.

If the stockholders approve the 2019 Plan, we believe that we will have adequate shares available for at least the next three years. This takes into account the unavailability of shares subject to existing stock-based compensation awards that would not be available for regrant if the awards are forfeited due to the termination of the 2010 Plan. However, we expect to request our stockholders to approve additional increases to the share reserve in the future, because, even with the new 2019 Plan share reserve, our total shares available under outstanding awards and the reserve will represent only approximately 7.7% of our total shares outstanding on a fully diluted basis.

Stockholder approval of our 2019 Plan under this Proposal No. 3 is necessary to authorize a sufficient number of shares to allow us to continue to motivate, reward and retain the services of our employees and non-employee directors. If this increase is not approved, the 2010 Plan will remain in effect with its current terms and conditions, until May 2020. Without a new equity plan with an adequate share reserve, we would be reliant on cash-settled awards as our sole method of incentive-based compensation. We believe this would not be in our stockholders’ best interests as it would (a) remove incentives aligning our employees and our senior leaders with stockholders to drive firm-wide performance and create long-term stockholder value and (b) increase our cash burn, as we would need to increase our reliance on cash-settled awards. Our board of directors and management, therefore, recommend that stockholders approve the 2019 Plan.

By voting in favor of this proposal, our stockholders will be voting to approve:

•	the reservation of 3,650,000 shares of our common stock for issuance pursuant to the 2019 Plan;

•

the grant of an annual award of up to 40,000 shares to each of our non-employee directors during each year of service on our board of directors, and the grant of an award of up to 120,000 shares to each non-employee director upon initial appointment or election to our board of directors, which is consistent with the 2010 Plan, in accordance with the terms of the 2019 Plan as described in more detail below; and

•	all other material terms of the 2019 Plan.

The principal features of the 2019 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2019 Plan itself, which is attached to this Proxy Statement as Appendix A.

Purpose. The 2019 Plan is intended to retain and reward highly qualified employees and other service providers, including contract employees, consultants, and directors, and encourage their ownership of our common stock. As a small semiconductor company located in Silicon Valley, we must compete with many larger and successful companies for a limited pool of talented people. We believe that it is essential that we continue our use of equity compensation to help retain our skilled employees and recruit talented new employees to achieve our objectives, which include growing our business, maintaining profitability and generating cash flow on a consistent basis and increasing stockholder value.

Administration. The 2019 Plan is administered by the Compensation Committee. Subject to the provisions of the 2019 Plan, the Compensation Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Compensation Committee has complete authority to interpret the 2019 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2019 Plan.

Eligibility Incentive stock options may be granted only to our employees, including officers, and the employees of any subsidiaries. All other stock awards may be granted to our employees, officers, our non-employee directors, and consultants and the employees and consultants of our subsidiaries. As of May 31, 2019, we had 22 employees and three non-employee directors who would be eligible to participate in the 2019 Plan.

Shares Subject to the 2019 Plan. The shares issued or to be issued under the 2019 Plan are authorized but unissued shares of our common stock or treasury shares. The maximum number of shares of common stock which may be issued or made subject to awards under the 2019 Plan is 3,650,000

If an award granted under the 2019 Plan expires or otherwise terminates without being exercised in full the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2019 Plan. In addition, shares that have been issued but are forfeited prior to becoming fully vested may become available for the grant of new stock awards under the 2019 Plan. If restricted stock units are settled, then only the number of shares (if any) actually issued in settlement of such award shall reduce the number available under the 2019 Plan and the balance shall again become available for awards. The full number of stock appreciation rights settled shall be counted against the number of shares available for award under the 2019 Plan, regardless of the number of shares actually issued in settlement of such award. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the 2019 Plan.

Types of Awards. Awards under the 2019 Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards and stock grants. Each award will be evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or restricted stock units. Except as noted below, all relevant terms of any award will be set by the Compensation Committee in its discretion.

•

Nonstatutory Stock Options and Incentive Stock Options (together, “Stock Options”) are rights to purchase our common stock. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as our Compensation Committee may determine. The Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A Stock Option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (3) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (4) by a “net exercise” arrangement, (5) by delivering a full-recourse promissory note or (6) by any other form that is consistent with applicable laws, regulations, and rules.

•

Stock Appreciation Rights, or SARs, generally provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The Compensation Committee determines the exercise price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Compensation Committee. The Compensation Committee determines the term of stock appreciation rights granted under the 2019 Plan, up to a maximum of ten years. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the Compensation Committee, equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised.

•

Restricted Stock Awards. Restricted stock is a stock award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2019 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between us and each recipient. Restricted stock awards may be granted in consideration for (1) cash, (2) future services or services rendered to us or our affiliates prior to the award, (3) full recourse promissory notes or (4) any other form of legal consideration, as determined by the Compensation Committee. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the Compensation Committee. A restricted stock award may be transferred only upon such terms and conditions as set by the Compensation Committee.

•

Restricted Stock Unit Awards. Restricted stock unit awards give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by our Compensation Committee and as set forth in a restricted stock unit award agreement. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Compensation Committee. Recipients of restricted stock unit awards generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled.

•

Performance-Based Awards. The number of shares or other benefits granted, issued, retainable and/or vested under a stock award may be made subject to the attainment of performance goals. The Compensation Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

•

Stock Grant. Stock grants are grants of shares of common stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant contributions to our success, in lieu of compensation otherwise already due, or in other limited circumstances which the Compensation Committee deems appropriate.

Director Awards. The 2019 Plan permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 each year for each non-employee director, to be covered by annual option grants or other awards to our non-employee directors for each year of service on our board. The shares would vest in full at the end of the 12-month period following a director’s election to the board at the annual meeting, corresponding to a full year of service. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The 2019 Plan further provides that each non-employee director may be granted an award to acquire up to 120,000 shares upon his or her initial appointment or election to our board. The shares covered by these awards vest over a three-year period at the rate of one-third of the total number of shares each year, subject to the non-employee director’s continuous service on the board. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The 2019 Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board.

Effect of Termination of Employment or Association. Unless the Compensation Committee determines otherwise in connection with any particular award under the 2019 Plan, Stock Options and SARs will generally terminate 12 months following the recipient’s termination of employment or other association with us due to death or disability and 90 days following the recipient’s termination of employment or other association with us for any other reason. The effect of termination on other awards will depend on the terms of those awards.

Transferability. Unless the Compensation Committee provides otherwise, no award granted under the 2019 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will or the laws of descent and distribution.

No Stock Option Repricing. Under the 2019 Plan, our Compensation Committee may not reduce the exercise price of outstanding stock options or stock appreciation rights that are “underwater,” or cancel those awards in exchange for cash or new awards, without stockholder approval (unless in connection with a capital adjustment).

Clawback/Recoupment. If we are required to prepare restated financial results because of an executive officer’s intentional misconduct or grossly negligent conduct, our board of directors will have authority under the 2019 Plan, to the extent permitted by applicable law, to require reimbursement or forfeiture of the amount of compensation such executive officer received during the three fiscal years preceding the year the restatement is determined to be required to the extent that such compensation exceeds what the officer would have received based on the restated performance.

Adjustments Upon Changes in Capitalization. In the event of a recapitalization, stock split, or similar capital transaction, the Compensation Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2019 Plan, the maximum number of shares subject to initial and annual grants to non-employee directors, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

Transactions. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement will provide for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.

Amendments to the 2019 Plan. Our board of directors has the authority to amend, suspend, or terminate the 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No Incentive Stock Options may be granted after the tenth anniversary of the date our board of directors adopted the 2019 Plan.

Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2019 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on May 31, 2019. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the 2019 Plan. Participants in the 2019 Plan should consult their own tax advisors as to the tax consequences of participation.

•

Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participants upon grant of nonstatutory stock options. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

•

Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to a participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to us. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option, however.

•

Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

•	Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of SARs.

•

Restricted Stock Units, Performance Units and Stock Grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2019 Plan.

•

Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2019 Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of our common stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

•

Section 162(m) Limitations on the Company’s Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, we will not be entitled to deductions in connection with awards under the 2019 Plan to certain executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017.

New Plan Benefits. The benefits or amounts that will be received under the 2019 Plan by or allocated to each of (1) the Named Executive Officers, (2) each of the nominees for election as a director, (3) all directors who are not executive officers of the company as a group, (4) all present executive officers as a group, and (5) all employees, including all other current officers, as a group are not determinable.

Vote Required. The proposal to approve the adoption of the 2019 Plan will require approval by a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

The Board of Directors Recommends a Vote “FOR” Approval of our 2019 Stock Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8. To be considered for inclusion in our proxy statement relating to the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act, stockholder proposals must be received a reasonable time prior to the date of the 2020 Annual Meeting of Stockholders following public announcement of the date thereof. Such proposals should be delivered to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a-8 to be brought before the Annual Meeting. To be timely for the 2020 Annual Meeting of Stockholders, a stockholder’s notice containing the information specified in our bylaws must be delivered or mailed to and received by our secretary at our principal executive offices not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the 2020 Annual Meeting of Stockholders is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. A stockholder’s notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to MoSys, Inc., Attn: Secretary, 2309 Bering Drive, San Jose, California 95131.

In addition, the proxy solicited by the board of directors for the 2020 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any untimely proposal presented by a stockholder at that meeting and (2) any proposal made in accordance with the bylaw provisions, if the 2020 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders, as indicated on the enclosed proxy.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel Lewis
Daniel Lewis
Chief Executive Officer and President

San Jose, California

July 3, 2019

Appendix A

MOSYS, INC.

2019 STOCK INCENTIVE PLAN

SECTION 1.    ESTABLISHMENT AND PURPOSE.

The 2019 Stock Incentive Plan was adopted by the Board of Directors of MoSys, Inc. effective June 25, 2019 (the “Effective Date”).

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Subsidiaries and Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.

SECTION 2.    DEFINITIONS.

(a)    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)    “Award” means any award of an Option, a SAR, a Restricted Share or a Restricted Stock Unit.

(c)    “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)    “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)    “Change in Control” means the occurrence of any of the following events:

(i)

A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors had been directors of the Company immediately prior to change (the “original directors”); provided, however, that for this purpose, the “original directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)

Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)

The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (e)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(e) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.

(f)    “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(g)    “Committee” means the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h)    “Company” means MoSys, Inc., a Delaware corporation.

(i)    “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(j)    “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.

(k)    “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(l)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)    “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(n)    “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)

If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)

If the Stock was traded on any established stock exchange (such as the New York Stock Exchange or The Nasdaq Stock Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(o)    “ISO” means an employee incentive stock option described in Section 422 of the Code.

(p)    “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.

(q)    “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(r)    “Outside Director” means a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(s)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t)    “Participant” means a person who holds an Award.

(u)    “Plan” means this 2019 Stock Incentive Plan of MoSys, Inc. as amended from time to time.

(v)    “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w)    “Restricted Share” means a Share awarded under the Plan.

(x)    “Restricted Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Restricted Stock Unit Award Agreement.

(y)    “SAR” means a stock appreciation right granted under the Plan.

(z)    “Section 409A” means Section 409A of the Code.

(aa)    “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(bb)    “Share” means one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(cc)    “Stock” means the Common Stock, par value $0.001 per share, of the Company.

(dd)    “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.    ADMINISTRATION.

(a)    Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. To the extent required by the Board, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b)    Committee for Non-Officer Grants. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons in accordance with such guidelines as the Committee shall set forth at any time or from time to time.

(c)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)	To determine when Awards are to be granted under the Plan;

(v)	To select the Participants to whom Awards are to be granted;

(vi)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(vii)

To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(x)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiii)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xiv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

SECTION 4.    ELIGIBILITY.

(a)    General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b)    Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c)    Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d)    Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

(e)    Grants to Outside Directors.

(i)

No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors, provided that (a) the Board may establish by resolution the number of Shares subject to Awards and the terms of such Awards that may be granted to each Outside Director at the first meeting of the Board following each annual meeting of stockholders for each year in which he or she serves on the Board, if such Awards do not represent the right to acquire more than 40,000 Shares per year (any Awards so established are referred to herein as “Annual Director Awards”); and (b) a disinterested majority of the Board may authorize Awards for additional Shares to any Outside Director serving as a Committee chairperson or providing other extraordinary service to the Board. Each Annual Director Award shall vest as to 100% of the Shares subject to the Award on the first anniversary of the preceding annual meeting of stockholders (or, if earlier, the next annual meeting of stockholders following the date of grant), subject to the Outside Director’s continuous Service on the Board. Notwithstanding the foregoing, each Award granted under this Section 4(e)(i) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(ii)

Each Outside Director shall receive a grant of an Award having such terms as shall be determined by the Board for up to 120,000 Shares upon his or her initial appointment or election to the Board. Each such Award shall vest on each anniversary of the date of grant at the rate of one-third of the total number of Shares subject to the Award over the first three years of the Outside Director’s uninterrupted Service on the Board, subject to his or her continuous Service on the Board through each vesting date. Notwithstanding the foregoing, each Award granted under this Section 4(e)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(iii)	In the event that any Annual Director Award granted under this Section 4(e) would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased under Awards to exceed the total number of authorized Shares then available under the Plan, then the remaining Shares available for Awards shall be granted under Annual Director Awards to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board and, if required, the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

SECTION 5.    STOCK SUBJECT TO PLAN.

(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 3,650,000 Shares (the “Share Limit”). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)    Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Restricted Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised or settled, then the corresponding Shares shall again become available for Awards under the Plan. If Restricted Stock Unit are settled, then only the number of Shares (if any) actually issued in settlement of such Restricted Stock Unit shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. The full number of SARs settled shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued in settlement of such SARs. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed the Share Limit, as adjusted pursuant to Section 12, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 5(b).

(c)    Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, Restricted Stock Units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

SECTION 6.    RESTRICTED SHARES.

(a)    Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b)    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)    Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares and other dividends or distributions with respect to the Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends or distributions were paid.

(e)    Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.

(a)    Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c)    Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)    Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or non-U.S. withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)    Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)    Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)    No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of issuance of such Shares. No adjustments shall be made except as provided in Section 11.

(i)    Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee accept the cancellation of outstanding underwater Options in return for cash or the grant of new Options or SARs with a lower Exercise Price or other Awards, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k)    Buyout Provisions. Except with respect to an Option whose Exercise Price exceeds the Fair Market Value of the Shares subject to the Option, the Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.    PAYMENT FOR SHARES.

(a)    General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b)    Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)    Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)    Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)    Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)    Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

(g)    Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h)    Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i)    Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.    STOCK APPRECIATION RIGHTS.

(a)    SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)    Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)    Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)    Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)    Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)    Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee accept the cancellation of outstanding underwater SARS in return for cash or the grant of new Options or SARs with a lower Exercise Price or other Awards, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h)    Buyout Provisions. Except with respect to a SAR whose Exercise Price exceeds the Fair Market Value of the Shares subject to the SAR, the Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10.    RESTRICTED STOCK UNITS.

(a)    Restricted Stock Unit Award Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.

(b)    Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

(c)    Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Award Agreement. A Restricted Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)    Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach.

(e)    Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Restricted Stock Unit Award Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.

(f)    Death of Participant. Any Restricted Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Restricted Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Restricted Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g)    Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Award Agreement.

SECTION 11.    ADJUSTMENT OF SHARES.

(a)    Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards and the limitations set forth under Section 5(a);

(ii)	The number of Shares subject to formula grants and limitations set forth in Section 4(e);

(iii)	The number of Shares covered by each outstanding Award; and

(iv)	The Exercise Price under each outstanding Option and SAR.

(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)    Mergers and Other Corporate Transactions. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, or in the event of such other corporate transaction such as a separation or reorganization, outstanding Awards shall be treated as the Board determines, in each case without the Participant’s consent. Subject to compliance with Section 409A of the Code, the Board may provide, without limitation, for one or more of the following: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption, in whole or in part, of the outstanding Awards by the surviving corporation or a successor entity or its parent; (iii) the substitution, in whole or in part, by the surviving corporation or a successor entity or its parent of its own awards for such outstanding Awards; (iv) exercisability and settlement, in whole or in part, of outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of the transaction; or (v) settlement of the intrinsic value of the outstanding Awards with payment made in cash or cash equivalents or property (including cash or property subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment).    Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d)    Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.

SECTION 12.    LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 13.    TAXES.

(a)    Withholding Taxes. To the extent required by applicable federal, state, local or non-U.S. law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)    Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c)    Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14.    OTHER PROVISIONS APPLICABLE TO AWARDS.

(a)    Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

(b)    Recoupment. In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board of Directors (or a designated committee) shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this policy will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.

SECTION 15.    PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 16.    NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 17.    DURATION AND AMENDMENTS.

(a)    Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board of Directors; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board of Directors may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved the stockholders of the Company.

(b)    Right to Amend the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)    Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 18.    AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise, vesting or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 19.    GOVERNING LAW.

The Plan and each Award Agreement and all disputes or controversies arising out of or relating to thereto shall be governed by, and construed in accordance with, the internal laws of California, without regard to its conflicts of laws principles thereof.

SECTION 20.    SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11(c).

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote "FOR" Items 1, 2, 3 and 4. 1. Election of directors: 01 Daniel Lewis 02 Scott Lewis 03 Daniel J. O'Neil 04 Robert Y. Newell Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of nominee(s) in the box provided to the right.) Please fold here - Do not separate. 2. The ratification of the appointment of BPM LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019. For Against Abstain 3. Approval of the adoption of the 2019 Stock Incentive Plan. For Against Abstain 4. To act upon all other business that may properly come before the Annual Meeting of Stockholders, including any adjournment of the Annual Meeting. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE AND FOR PROPOSALS TWO, THREE AND FOUR. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS AND VOTE ON ANY OTHER MATTERS REFERRED TO IN SEC RULE 14a-4 THAT MAY PROPERLY COME BEFORE THE MEETING. Date Signature(s) in Box Please sign exactly in the name or names in which you hold your shares of common stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give your full title. If signing for a corporate or other entity, please sign in full corporate or other entity name by a duly authorized officer or other agent.

MoSys, Inc. 2019 ANNUAL MEETING OF STOCKHOLDERS Friday, August 23, 2019 11:00 A.M. Corporate Headquarters 2309 Bering Drive San Jose, CA 95131 MoSys, Inc. 2309 Bering Drive San Jose, CA 95131 proxy This Proxy is Solicited on Behalf of the Board of Directors of MoSys, Inc. The undersigned, revoking any proxy previously given, hereby appoints Messrs. Daniel Lewis and James Sullivan as proxies, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2019 Annual Meeting of Stockholders of MoSys, Inc. on August 23, 2019, and any adjournment of the Annual Meeting. You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted "FOR ALL NOMINEES" for Proposal 1, and "FOR" Proposal 2, Proposal 3 and Proposal 4. The proxy cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE; OR UTILIZE THE TELEPHONE OR INTERNET VOTING PROCEDURE, AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/mosy Use the Internet to vote your proxy until 11:59 p.m. (CT) on August 22, 2019. PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on August 22, 2019. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.